EXHIBIT 10.64

MCG Capital Corporation
1100 Wilson Boulevard, Suite 3000
Arlington, VA 22209

October 10, 2005

XFone, Inc.
XFone USA, Inc.
c/o Guy Nissenson
2506 Lakeland Drive
Suite 405
Jackson, MS 39232

I-55 Internet Services, Inc.
c/o Hunter McAllister, President
211 East Thomas Street
Hammond, LA 70401

Re:	(i)
Agreement and Plan of Merger dated August 18, 2005 by and among XFone, Inc. (“XFone”), XFone USA, Inc. (“XFone USA”), I-55 Internet Services, Inc. (the “Company”) and Hunter McAllister and Brian Acosta (the “Merger Agreement”); and

(ii)
Letter Agreement dated August 18, 2005 (“MCG Letter”) between I-55 Internet Services, Inc. and MCG Capital Corporation (“MCG” or “MCG Capital”) regarding the treatment of MCG’s Equity Rights in connection with the Transaction Under the Merger Agreement

Ladies and Gentlemen:

MCG Capital, by execution hereof and in order to induce XFone, Inc. and XFone USA, Inc. not to terminate the Merger Agreement due to a material adverse effect that Hurricane Katrina has had on the business and assets of the Company and to execute the First Amendment to the Merger Agreement, MCG does hereby agree to amend and restate the MCG Letter as follows:

1. MCG Capital has the full power and authority to execute this Letter Agreement and make the representations and agreements stated herein. MCG hereby consents to the execution of the First Amendment to the Merger Agreement by the Company.

2. MCG Capital represents that as of the date hereof it is the holder of 5,982,307.69 Warrants (as defined in the Second Amended and Restated Warrant Agreement dated as of May 31, 2005 (the “Warrant Agreement”) between MCG Capital and I-55), of which 2,777,585 are vested as of the date of this Letter Agreement and that it owns no other capital stock, warrants, options or other equity instruments in I-55 Internet as of the date of this Letter Agreement. MCG Capital is the sole beneficial owner of the Warrants and such Warrants are free and clear of any liens or other encumbrances created by MCG Capital.

3. MCG Capital agrees that notwithstanding anything to the contrary contained in the Merger Agreement or the Warrant Agreement, the vested Warrants shall be deemed exercised immediately prior to the effective time of the Merger into 2,697,519 (as such amount may be increased to the extent additional vesting occurs between the date of this Letter Agreement and Closing of the Merger) shares of Common Stock of I-55 Internet (assuming a cashless exercise) and that MCG Capital shall be entitled to receive the same consideration per share of Common Stock as each other Company Stockholder. Upon the deemed exercise of the Warrants, the Warrant Agreement shall be terminated and any and all obligations thereunder satisfied in full and the only rights that MCG Capital shall have thereafter is the rights as Company Stockholder to have its Company Common Stock converted into XFone Stock and Warrants in accordance with the Merger Agreement.

4. This Letter Agreement and MCG Capital’s obligations hereunder shall expire on January 15, 2006 if the transactions contemplated by the Merger Agreement have not been consummated prior thereto and all rights of MCG Capital under the Warrant Agreement shall be reinstated ab initio as if this Letter Agreement were never executed.

5. Prior to the consummation of the Merger, MCG Capital will provide I-55 Internet and XFone with a payoff letter in the form attached hereto as Exhibit A specifying the Payoff Amount as of the date of the proposed consummation of the Merger. In lieu of cash for the Payoff Amount (as defined in the Payoff Letter), MCG agrees that MCG, as Administrative Agent for the Lenders, will accept a number of shares of restricted common stock of XFone, Inc. with a value equal to the Payoff Amount determined using the average of the closing prices for the XFone common stock as reported on the website of the American Stock Exchange for the ten (10) trading days immediately preceding the Payoff Date (which average of closing prices shall in no event be less than $2.70 per share or greater than $3.70 per share) (such shares are herein referred to as the “XFone Securities for MCG Debt”). If XFone registers any shares of its common stock with the Securities and Exchange Commission (“SEC”) for sale in a secondary offering at a time when (i) a registration statement including the XFone Securities for MCG Debt is not otherwise effective and (ii) the holder of the XFone Securities for MCG Debt is not otherwise able to transfer the shares without restriction under Rule 144(k), then XFone will register the XFone Securities for MCG Debt with the SEC at XFone’s expense as part of such registration; provided, however, if XFone has not filed a registration statement that includes all of the XFone Securities for MCG Debt and that has been declared effective by the SEC within ninety (90) calendar days after the issuance of the XFone Securities for MCG Debt and that thereafter remains effective, then XFone shall file a registration statement at XFone’s expense to register all of the XFone Securities for MCG Debt with the SEC within thirty (30) calendar days after the end of such 90-day period or any subsequent failure of such registration statement to remain effective. Notwithstanding the registration rights granted hereinabove, MCG agrees that the total shares of the XFone Securities for MCG Debt sold by MCG in market transaction with a broker (i.e., excluding block trades, privately negotiated transactions and other non-market trades) in any one calendar month period during the 15 calendar months commencing with the month of Closing of the Merger shall not exceed the greater of the following (a) 10.0% of the average monthly trading volume of the common stock of XFone during the immediately preceding calendar month and (b)

1st Month	=>	6,000 shares
2nd Month	=>	6,600 shares
3rd Month	=>	7,260 shares
4th Month	=>	7,986 shares
5th Month	=>	8,785 shares
6th Month	=>	9,663 shares
7th Month	=>	10,629 shares
8th Month	=>	11,692 shares
9th Month	=>	12,862 shares
10th Month	=>	14,148 shares
11th Month	=>	15,562 shares
12th Month	=>	17,119 shares
13th Month	=>	18,831 shares
14th Month	=>	20,714 shares
15th Month	=>	22,785 shares

In consideration for MCG agreeing to the sale restrictions as provided hereinabove, XFone hereby waives the sale restrictions in Section 8.11 of the Merger Agreement with respect to (a) any shares of equity securities of XFone owned by MCG Capital (including, the XFone Securities for MCG Debt) other than the shares of common stock of XFone received in the Merger in exchange for the Warrants and/or (b) any shares of equity securities of XFone owned by MCG Capital that are not sold in market transactions with a broker (i.e., block trades, privately negotiated transactions and other non-market trades).

6. MCG Capital, as Administrative Agent and a lender, hereby agrees that, as of September 30, 2005, the following amounts constitute all of the Obligations owed and that would have been payable to MCG under the Credit Agreement with I-55 Internet and subsidiaries dated as of October 29, 1999 (as amended) if a complete prepayment would have occurred as of September 30, 2005: (a) $1,778,033.44 of outstanding principal balance, (b) $50,378.33 of accrued but unpaid current interest, (c) $500.00 of LIBOR breakage fees, (d) $2,293.90 of late payment fees in connection with cash flow sweeps, and (e) $6,000 of outstanding legal and documentation fees.

This Letter Agreement hereby amends, restates and supersedes the MCG Letter. Please indicate your agreement to the terms of this Letter Agreement by execution below and return the duplicate original of this Letter Agreement as attached hereto to me at your earliest convenience.

Sincerely, MCG Capital Corporation

By:	/s/
Name
Title

By execution below, each undersigned does hereby agree to the terms and provisions as set forth in this Letter Agreement.

I-55 INTERNET SERVICES, INC.

By:	/s/ Hunter McAllister
Hunter McAllister
President

XFONE, INC.

By:	/s/ Guy Nissenson
Guy Nissenson
President

XFONE USA, INC.

By:	/s/ Wade Spooner
Wade Spooner
President

Exhibit A

Form of Payoff Letter

MCG CAPITAL CORPORATION
1100 Wilson Boulevard, Suite 3000
Arlington, Virginia 22209

_____________, 200__

I-55 Internet Services, Inc.
c/o Hunter McAllister, President
211 East Thomas Street
Hammond, LA 70401

XFone, Inc.
c/o XFone, USA, Inc.
2506 Lakeland Drive Suite 405
Jackson, Mississippi 39232

Re:	Payment Acknowledgment and Release (“Letter Agreement”)

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Facility Agreement (as amended from time to time, the “Credit Agreement”) dated as of October 29, 1999 by and among I-55 Internet Services, Inc. (“I-55”) and each of its direct and indirect Subsidiaries (each, including I-55, a “Borrower”; collectively, including I-55, the “Borrowers”), and the lenders that are parties thereto (each, "Lender"; collectively, "Lenders"), and MCG Capital Corporation (as assignee of the interest of MCG Finance I, LLC (f/k/a MCG Finance Corporation), and including its successors, assigns, participants, pledgees and transferees, “Administrative Agent”), as administrative agent for the Lenders. Capitalized terms used herein but not defined shall have the meaning given to such terms in the Credit Agreement.

Borrowers and Administrative Agent hereby agree that, as of __________, 200__ (“Anticipated Payment Date”), the amount of Obligations owing to Administrative Agent and each Lender under the Loan Documents will be equal to $____________ (“Anticipated Payoff Amount”), which is comprised of the following components:

1. [$1,778,033.44] Outstanding principal balance under Term Loan Facility

2. $__________ Accrued but unpaid current interest on the outstanding principal balance of Term Loan Facility

3. $500.00 LIBOR Breakage Fee for the Term Loan Facility

4. $__________ Outstanding Legal Fees

5. $__________ Documentation Fee

6. $_________ Late Payment Fee in connection with Cash Flow Sweep

In lieu of receiving immediately available funds for the Payoff Amount as defined herein, Lenders agree to accept a number of shares of restricted Common Stock of XFone, Inc. (without any legends other than as to non-registration thereof) with a value equal to the Payoff Amount determined using the average of the closing prices for XFone common stock as reported on the website of the American Stock Exchange for the ten (10) trading days immediately preceding the Payoff Date (which average of closing prices shall in no event be less than $2.70 per share or greater than $3.70 per share) (the “XFone Securities for MCG Debt”). The XFone Securities for MCG Debt shall be subject to the rights, terms, limitations and conditions set forth in that certain Letter Agreement dated October 10, 2005 among MCG, XFone, Inc., XFone USA, Inc. and I-55 (the “MCG Letter Agreement”).

The amount of Obligations set forth in the preceding chart is based upon the following assumptions: (a) the certificates evidencing the XFone Securities for MCG Debt will be delivered to Administrative Agent before 5:00 p.m. (Eastern Time) by facsimile on the Anticipated Payment Date (with the original of such certificate being sent to Administrative Agent by overnight courier on the Anticipated Payment Date for next day delivery or by other means acceptable to the Administrative Agent), and (b) no further payments or advances are made under the Loan Documents between the date of this Letter Agreement and the Anticipated Payment Date, and (c) no further costs or expenses are incurred by Administrative Agent or any Lender as to which Administrative Agent or any Lender is entitled to indemnification or reimbursement under the Loan Documents between the date of this Letter Agreement and the Anticipated Payment Date.

If the Anticipated Payoff Amount is not received by Administrative Agent in accordance with Clause “(a)” above, then additional interest shall be due and payable from and after the Anticipated Payment Date at the rate of [$837.65] [Comment: Amount will change if associated LIBOR changes before execution of letter] per calendar day (“Per Diem Amount”; and together with the Anticipated Payoff Amount, the “Payoff Amount”) until the Payoff Amount is received by Administrative Agent in accordance with Clause “(a)”. Moreover, if the Payoff Amount is not received by Administrative Agent in accordance with Clause “(a)” above prior to January 15, 2006, then Administrative Agent’s agreements hereunder will no longer be effective.

        The XFone Securities for MCG Debt shall be issued and delivered as follows:

MCG Capital Corporation
1100 Wilson Boulevard, Suite 3000
Arlington, VA 22209
EIN: 54-1889518
Attention: Legal Affairs Division

Administrative Agent hereby agrees that, upon receipt by Administrative Agent of the XFone Securities for MCG Debt as described above, except as otherwise provided in this Letter Agreement or in the MCG Letter Agreement: (1) all of the Obligations under the Loan Documents will have been paid, satisfied and discharged in full, and (2) all right, title and interest of Administrative Agent under the Loan Documents in the assets of any Obligor (including any security interests, collateral assignments and/or pledges in favor of Administrative Agent) automatically shall be released, discharged and terminated (without representation, warranty, recourse or liability of any kind by or to Administrative Agent or any Lender). Moreover, each Borrower and Administrative Agent hereby agree that, upon receipt by Administrative Agent of the XFone Securities for MCG Debt as described above, each Loan Document (including the Collateral Security Documents), each Commitment, each Facility, and any right, claim, counter-claim or cause of action under or in connection with any Loan Document by or against any party thereto, automatically shall be terminated, canceled and waived and no longer of any force or effect, subject to the waivers, reinstatement rights, and reimbursement and indemnification protections in favor of Administrative Agent or any Lender under the Loan Documents (which waivers, rights, and protections shall survive this Letter Agreement and any such termination of the Loan Documents).

Administrative Agent, from time to time after the receipt of the XFone Securities for MCG Debt as provided above, (i) agrees to deliver to Borrowers any original stock certificates and accompanying stock powers, and (ii) promptly upon Borrowers’ providing execution copies thereof in form and substance satisfactory to Administrative Agent, agrees to deliver (at the sole expense of Borrowers and/or any successor or assign thereof, but without representation, warranty, recourse or liability of any kind by or to Administrative Agent or any Lender) to Borrowers (or at the direction thereof) mortgage satisfactions, releases of liens, discharges, terminations and other release documentation and instruments, and (iii) authorizes each of Borrower and XFone to file UCC termination statements effecting the foregoing releases, discharges and terminations, and (iv) agrees, upon request of Borrowers, to deliver to Borrowers or such persons as Borrower shall designate the original Notes that are in the possession of Lenders. Administrative Agent hereby agrees, from time to time after receipt of the XFone Securities for MCG Debt as provided above (at the request and sole expense of Borrowers and/or any successor or assign thereof, but without representation, warranty, recourse or liability of any kind by or to Administrative Agent or any Lender), to execute and deliver to Borrowers (or at the direction thereof) such further instruments and documents that are provided to Administrative Agent and to take such further actions as may be reasonably requested to fully effect the foregoing releases, discharges and terminations. Each Borrower hereby agrees to promptly pay upon demand by Administrative Agent all costs and expenses incurred by Lenders (including reasonable fees and expenses of counsel thereto) in connection with the releases of Collateral and the enforcement of this Letter Agreement.

In consideration for Administrative Agent executing and performing pursuant to this Letter Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), each Borrower hereby remises, releases, waives and forever discharges Administrative Agent and its present, future and/or former officers, directors, employees, agents, attorneys, affiliates and/or representatives and all of their predecessors, successors and assigns (collectively, the “Released Parties”) of and from any and all claims, losses, liabilities, demands and causes of action of any kind whatsoever (if any), whether absolute or contingent, known or unknown, matured or unmatured, based in contract or tort, at law or in equity that any Borrower may now have or have ever had in whatever capacity against any Released Party arising from events or circumstances relating to the Loan Documents, any financing or other transactions contemplated by such agreements or any enforcement of any such agreements. Included within this release and waiver are all claims and defenses based on waiver (other than as expressly provided pursuant to a written instrument signed by Administrative Agent), fraud, mistake, duress, usury, failure or lack of consideration, capacity or authorization, unenforceability of agreements, suretyship rights and defenses, equitable subordination, conflicts of interest, self dealing, breach of duty (fiduciary or otherwise), failure to act in a commercially reasonable manner or in a manner consistent with good faith and fair dealing, and/or any other claim of so-called “lender liability”; provided, however, this release shall not prohibit or limit, in any way, the right of any Borrower to defend any action by Administrative Agent or any Lender under the waivers, reinstatement rights, and reimbursement and indemnification protections in favor of Administrative Agent or any Lender under the Loan Documents (which waivers, rights, and protections shall survive this Letter Agreement and any such termination of the Loan Documents).

This Letter Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia. This Letter Agreement shall not be effective or binding upon Administrative Agent until accepted, executed and delivered by Borrowers. Administrative Agent and each Borrower agree that delivery of an executed counterpart version of this Letter Agreement by facsimile shall be deemed to be an effective delivery of an enforceable original executed counterpart hereof, and such delivery may be relied upon by the recipient thereof as delivery of an effective, executed original counterpart hereof.

Please evidence agreement to the terms of this Letter Agreement by signing a copy of this letter where indicated below and returning it to me by overnight courier.

Yours truly, MCG CAPITAL CORPORATION

By:	/s/ Salman Tajuddin
Salman Tajuddin
Vice President

I-55 INTERNET SERVICES, INC. (on behalf of itself and each other Borrower)

By:	/s/
Name
Title